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                                                                    EXHIBIT 23.3

                          CONSENT OF DIRECTOR NOMINEE

    The undersigned hereby consents to be named as a prospective director in the Registration Statement on Form SB-2 of Jenkon International, Inc. (SEC File No. 333-56023), and agrees to serve in such capacity, when duly elected, following the effective date of such Registration Statement.

Dated:  July 30, 1998

                                          /s/ ROBERT CAVITT
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                                          ROBERT CAVITT